Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2016

(Released April 26, 2016)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the first quarter of 2016 were $0.78 per basic share, compared with first quarter 2015 earnings of $0.53 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.80 per basic share for the first quarter of 2016, compared with first quarter 2015 Operating (non-GAAP) earnings of $0.62 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services**	Other**	Consolidated
1Q 2015 Net Income (Loss) - GAAP	$208	$72	$(8)	$(50)	$222

1Q 2015 Basic EPS* (avg. shares outstanding 421M)	$0.50	$0.17	$(0.02)	$(0.12)	$0.53
Special Items - 2015	0.02	—	0.06	0.01	0.09
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.52	$0.17	$0.04	$(0.11)	$0.62
Distribution Deliveries - weather-related	(0.08)	—	—	—	(0.08)
PA Rate Case	0.08	—	—	—	0.08
NJ Rate Case	(0.03)	—	—	—	(0.03)
Transmission Revenues	—	0.06	—	—	0.06
Commodity Margin	(0.01)	—	0.22	—	0.21
Other Revenues	0.03	—	—	—	0.03
O&M Expenses	—	—	0.02	—	0.02
Depreciation	—	(0.01)	(0.01)	—	(0.02)
Pension/OPEB	(0.02)	—	(0.01)	—	(0.03)
General Taxes	—	(0.02)	—	—	(0.02)
Net Financing Costs	(0.01)	(0.02)	—	—	(0.03)
Effective Income Tax Rate	—	—	—	(0.01)	(0.01)
Other	—	—	0.01	(0.01)	—
1Q 2016 Basic EPS - Operating (Non-GAAP) Earnings*	$0.48	$0.18	$0.27	$(0.13)	$0.80
Special Items - 2016	(0.09)	—	0.07	—	(0.02)
1Q 2016 Basic EPS* (avg. shares outstanding 424M)	$0.39	$0.18	$0.34	$(0.13)	$0.78

1Q 2016 Net Income - GAAP	$165	$74	$144	$(55)	$328

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate FE's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2015 GAAP to non-GAAP earnings reconciliations can be found on pages 19-24 of this report and all GAAP to non-GAAP earnings reconciliations are available on FE’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.
**Disclosures for FE's reportable operating segments for 2015 have been adjusted to include the activity of FirstEnergy Ventures Corp.'s (FEV) investment in Global Mining Holding Company (Global Holding) from Competitive Energy Services to Corporate/Other, to conform to the current presentation.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    1

Special Items - The following special items were recognized during the first quarter of 2016 and 2015:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 1Q 2016	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.09	$—	$—	$—	$0.09
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Special Items - 2016	$0.09	$—	$(0.07)	$—	$0.02

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 1Q 2015	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	—	0.01	0.01
Retail repositioning charges	—	—	0.01	—	0.01
Special Items - 2015	$0.02	$—	$0.06	$0.01	$0.09

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Consolidated Report to the Financial Community - 1st Quarter 2016                    2

.1Q 2016 Results vs 1Q 2015 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the first quarter of 2016 were $165 million, or $0.39 per basic share, compared with first quarter 2015 GAAP earnings of $208 million, or $0.50 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.48 per basic share for the first quarter of 2016 compared with $0.52 per basic share for the first quarter of 2015.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2015 Net Income - GAAP	$208

1Q 2015 Basic EPS (avg. shares outstanding 421M)	$0.50
Special Items - 2015	0.02
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.52
Distribution Deliveries - weather-related	(0.08)
PA Rate Case	0.08
NJ Rate Case	(0.03)
Commodity Margin	(0.01)
Other Revenues	0.03
Pension/OPEB	(0.02)
Net Financing Costs	(0.01)
1Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.48
Special Items - 2016	(0.09)
1Q 2016 Basic EPS (avg. shares outstanding 424M)	$0.39

1Q 2016 Net Income - GAAP	$165

1Q 2016 vs 1Q 2015 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total electric distribution deliveries decreased 3,161,000 megawatt-hours (MWH), or 7.8%, and decreased earnings $0.08 per share. Residential sales decreased 2,226,000 MWH or 13.4%, and sales to commercial customers decreased 572,000 MWH, or 5.1%, primarily due to decreased weather-related usage as heating-degree-days were 25% below the same period last year and 11% below normal. Deliveries to industrial customers decreased 363,000 MWH, or 2.8%, primarily due to lower usage in the steel and coal mining sectors, partially offset by increased usage from the shale gas sector.

•	Pennsylvania Rate Case - Earnings increased $0.08 per share due to approved distribution rate increases, net of incremental operating expenses, effective May 3, 2015.

•	New Jersey Rate Case - Earnings decreased $0.03 per share due to an approved distribution rate decrease, including the recovery of 2011 and 2012 storm costs, effective April 1, 2015.

•
Regulated Commodity Margin - Lower regulated commodity margin decreased earnings $0.01 per share resulting from lower sales, primarily due to heating degree days that were 25% below the same period of 2015.

•	Other Revenues - Other revenues increased earnings $0.03 per share due to the sale of oil and gas rights.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.02 per share.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    3

•
Net Financing Costs - Higher net financing costs decreased earnings $0.01 per share, due to lower capitalized financing costs and higher interest expense associated with debt issuances at Jersey Central Power & Light Company (JCP&L) of $250 million and West Penn Power Company (WPP) of $150 million in August and September of 2015, respectively.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    4

Regulated Transmission

Regulated Transmission - GAAP earnings and Operating (non-GAAP) earnings for the first quarter of 2016 were $74 million, or $0.18 per basic share, compared with first quarter 2015 GAAP earnings and Operating (non-GAAP) earnings of $72 million, or $0.17 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2015 Net Income - GAAP	$72

1Q 2015 Basic EPS (avg. shares outstanding 421M)	$0.17
Special Items - 2015	—
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
Transmission Revenues	0.06
Depreciation	(0.01)
General Taxes	(0.02)
Net Financing Costs	(0.02)
1Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
Special Items - 2016	—
1Q 2016 Basic EPS (avg. shares outstanding 424M)	$0.18

1Q 2016 Net Income - GAAP	$74

1Q 2016 vs 1Q 2015 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.06 per share, primarily due to revenue increases at American Transmission Systems, Incorporated (ATSI), reflecting recovery of incremental operating expenses and a higher rate base, partially offset by a lower ROE, effective January 1, 2016, under a comprehensive settlement approved by the Federal Energy Regulatory Commission (FERC) in October 2015.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.03 per share, due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's formula rate.

•
Net Financing Costs - Higher net financing costs decreased earnings $0.02 per share, due to lower capitalized financing costs from lower construction work in progress balances and higher interest expense due to a long-term debt issuance at ATSI of $150 million in October 2015.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    5

Competitive Energy Services

Competitive Energy Services (CES) - GAAP earnings for the first quarter of 2016 were $144 million, or $0.34 per basic share, compared with first quarter 2015 GAAP losses of ($8) million, or ($0.02) per basic share. Operating (non-GAAP) earnings, excluding special items, for the first quarter of 2016 were $0.27 per basic share, compared with first quarter 2015 Operating (non-GAAP) earnings of $0.04 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2015 Net Income (Loss) - GAAP	$(8)

1Q 2015 Basic EPS (avg. shares outstanding 421M)	$(0.02)
Special Items - 2015	0.06
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.04
Commodity Margin	0.22
O&M Expenses	0.02
Depreciation	(0.01)
Pension/OPEB	(0.01)
Other	0.01
1Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.27
Special Items - 2016	0.07
1Q 2016 Basic EPS (avg. shares outstanding 424M)	$0.34

1Q 2016 Net Income - GAAP	$144

1Q 2016 vs 1Q 2015 Earnings Drivers, Excluding Special Items
CES commodity margin increased earnings $0.22 per share due to a combination of higher capacity revenues, increased wholesale sales and lower purchased power and fuel expense, partially offset by lower contract sales of 6.7 million MWH as CES continues to implement its retail strategy to more effectively hedge its generation.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 1Q16 vs 1Q15	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$—	$(0.28)	$(0.28)
- Governmental Aggregation Sales	0.03	(0.10)	(0.07)
- Mass Market Sales	—	(0.07)	(0.07)
- POLR Sales	0.02	(0.19)	(0.17)
- Structured Sales	(0.01)	0.05	0.04
Subtotal - Contract Sales	$0.04	$(0.59)	$(0.55)
(b) Wholesale Sales	(0.01)	0.10	0.09
(c) PJM Capacity, FRR Auction Revenues	0.24	—	0.24
(d) Fuel Expense	0.05	0.11	0.16
(e) Purchased Power (net of financials)	0.07	0.18	0.25
(f) Capacity Expense	(0.16)	0.09	(0.07)
(g) Net MISO - PJM Transmission Cost	0.02	0.08	0.10
Net Change	$0.25	$(0.03)	$0.22

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Consolidated Report to the Financial Community - 1st Quarter 2016                    6

(a)
Contract Sales - CES' contract sales decreased 6.7 million MWH, or 32%, and reduced earnings $0.55 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. Direct sales to large and medium commercial / industrial customers decreased 3.5 million MWH, or 48%. Governmental aggregation sales decreased 1.0 million MWH, or 22%. Mass market sales decreased 732,000 MWH, or 51% and POLR sales decreased 2.3 million MWH, or 47%. Structured sales, which includes bilateral and muni/co-op sales, increased 807,000 MWH, or 26%. As of March 31, 2016, the total number of retail customers was 1.6 million, a decrease of approximately 400,000 customers since March 31, 2015.

CES Contract Sales - 1Q16 vs 1Q15
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(3,455)	(1,029)	(732)	(2,270)	807	(6,679)

(b) Wholesale Sales - Wholesale sales increased by 1.9 million MWH and increased earnings $0.09 per share.
(c) PJM Capacity Revenues (Base Residual (BRA) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.24 per share, resulting from higher capacity prices in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BRA	BRA	BRA
June 2014 - May 2015	$125.99	$125.99	$136.50
June 2015 - May 2016	$136.00	$357.00	$167.46

(d)
Fuel Expense - Lower fuel expenses increased earnings $0.16 per share due to decreased fossil generation output of 2.5 million MWH primarily as a result of lower economic dispatch of units associated with low wholesale spot market energy prices and a lower unit rate on fuel contracts.

(e) Purchased Power (net of financials) - Lower wholesale spot market energy prices and a decline in contract sales resulted in lower purchased power costs, increasing earnings $0.25 per share.
(f) Capacity Expense - Higher capacity expense associated with contract sales decreased earnings $0.07 per share primarily due to higher capacity prices in the ATSI and RTO zones, partially offset by lower sales volumes.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    7

(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.10 per share primarily due to lower congestion and market-based ancillary costs.

•	O&M Expenses - Lower O&M expenses increased earnings $0.02 per share, primarily due to decreased planned nuclear outage and retail-related costs, partially offset by increased fossil outage costs.

•	Depreciation Expense - Higher depreciation expense decreased earnings $0.01 per share due to an increased asset base.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    8

Corporate / Other

Corporate / Other GAAP losses for the first quarter of 2016 were ($55) million, or ($0.13) per basic share, compared with GAAP losses for the first quarter 2015 of ($50) million, or ($0.12) per basic share. Operating (non-GAAP) losses, excluding special items, were ($0.13) per basic share in the first quarter of 2016 compared to ($0.11) in the first quarter of 2015.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2015 Net Loss - GAAP	$(50)

1Q 2015 Basic EPS (avg. shares outstanding 421M)	$(0.12)
Special Items - 2015	0.01
1Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.11)
Effective Income Tax Rate	(0.01)
Other	(0.01)
1Q 2016 Basic EPS - Operating (Non-GAAP) Losses	$(0.13)
Special Items - 2016	—
1Q 2016 Basic EPS (avg. shares outstanding 424M)	$(0.13)

1Q 2016 Net Loss - GAAP	$(55)

1Q 2016 vs 1Q 2015 Earnings Drivers, Excluding Special Items

•	Effective Income Tax Rate - A higher consolidated effective income tax rate decreased earnings $0.01 per share.

The consolidated effective income tax rate for the first quarter of 2016 was 39.1% compared to 38.8% for the same period of 2015.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239	(330) 384-3841

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Consolidated Report to the Financial Community - 1st Quarter 2016                    9

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions)

		Three Months Ended March 31
		2016	2015	Change
	Revenues
(1)	Regulated distribution	$2,521	$2,562	$(41)
(2)	Regulated transmission	275	238	37
(3)	Competitive energy services	1,304	1,435	(131)
(4)	Corporate / Other	(231)	(338)	107
(5)	Total Revenues	3,869	3,897	(28)

	Operating Expenses
(6)	Fuel	381	513	(132)
(7)	Purchased power	1,124	1,113	11
(8)	Other operating expenses	918	1,057	(139)
(9)	Provision for depreciation	329	319	10
(10)	Amortization of regulatory assets, net	61	32	29
(11)	General taxes	280	269	11
(12)	Total Operating Expenses	3,093	3,303	(210)
(13)	Operating Income	776	594	182

	Other Income (Expense)
(14)	Investment income	28	17	11
(15)	Interest expense	(288)	(279)	(9)
(16)	Capitalized financing costs	25	34	(9)
(17)	Total Other Expense	(235)	(228)	(7)

(18)	Income Before Income Taxes	541	366	175
(19)	Income taxes	213	144	69
(20)	Net Income	$328	$222	$106

	Earnings Per Share of Common Stock
(21)	Basic	$0.78	$0.53	$0.25
(22)	Diluted	$0.77	$0.53	$0.24

	Weighted Average Number of Common
	Shares Outstanding
(23)	Basic	424	421	3
(24)	Diluted	426	423	3

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Consolidated Report to the Financial Community - 1st Quarter 2016                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,442	$275	$1,101	$(46)	$3,772
(2)	Other	79	—	51	(33)	97
(3)	Internal	—	—	152	(152)	—
(4)	Total Revenues	2,521	275	1,304	(231)	3,869

	Expenses
(5)	Fuel	139	—	242	—	381
(6)	Purchased power	926	—	350	(152)	1,124
(7)	Other operating expenses	648	36	321	(87)	918
(8)	Provision for depreciation	169	43	102	15	329
(9)	Amortization of regulatory assets, net	59	2	—	—	61
(10)	General taxes	185	41	39	15	280
(11)	Total Expenses	2,126	122	1,054	(209)	3,093
(12)	Operating Income (Loss)	395	153	250	(22)	776

	Other Income (Expense)
(13)	Investment income	11	—	15	2	28
(14)	Interest expense	(147)	(43)	(47)	(51)	(288)
(15)	Capitalized financing costs	4	7	11	3	25
(16)	Total Other Expense	(132)	(36)	(21)	(46)	(235)

(17)	Income (Loss) Before Income Taxes (Benefits)	263	117	229	(68)	541
(18)	Income taxes (benefits)	98	43	85	(13)	213
(19)	Net Income (Loss)	$165	$74	$144	$(55)	$328

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,517	$238	$1,125	$(45)	$3,835
(2)	Other	45	—	50	(33)	62
(3)	Internal	—	—	260	(260)	—
(4)	Total Revenues	2,562	238	1,435	(338)	3,897

	Expenses
(5)	Fuel	146	—	367	—	513
(6)	Purchased power	975	—	398	(260)	1,113
(7)	Other operating expenses	597	35	519	(94)	1,057
(8)	Provision for depreciation	172	37	96	14	319
(9)	Amortization of regulatory assets, net	29	3	—	—	32
(10)	General taxes	190	24	41	14	269
(11)	Total Expenses	2,109	99	1,421	(326)	3,303
(12)	Operating Income (Loss)	453	139	14	(12)	594

	Other Income (Expense)
(13)	Investment income	13	—	12	(8)	17
(14)	Interest expense	(144)	(39)	(48)	(48)	(279)
(15)	Capitalized financing costs	8	14	10	2	34
(16)	Total Other Expense	(123)	(25)	(26)	(54)	(228)

(17)	Income (Loss) Before Income Taxes (Benefits)	330	114	(12)	(66)	366
(18)	Income taxes (benefits)	122	42	(4)	(16)	144
(19)	Net Income (Loss)	$208	$72	$(8)	$(50)	$222

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2016                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Three Months of 2016 and the First Three Months of 2015 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(75)	$37	$(24)	$(1)	$(63)
(2)	Other	34	—	1	—	35
(3)	Internal revenues	—	—	(108)	108	—
(4)	Total Revenues	(41)	37	(131)	107	(28)

	Expenses
(5)	Fuel	(7)	—	(125)	—	(132)
(6)	Purchased power	(49)	—	(48)	108	11
(7)	Other operating expenses	51	1	(198)	7	(139)
(8)	Provision for depreciation	(3)	6	6	1	10
(9)	Amortization of regulatory assets, net	30	(1)	—	—	29
(10)	General taxes	(5)	17	(2)	1	11
(11)	Total Expenses	17	23	(367)	117	(210)
(12)	Operating Income (Loss)	(58)	14	236	(10)	182

	Other Income (Expense)
(13)	Investment income	(2)	—	3	10	11
(14)	Interest expense	(3)	(4)	1	(3)	(9)
(15)	Capitalized financing costs	(4)	(7)	1	1	(9)
(16)	Total Other Expense	(9)	(11)	5	8	(7)

(17)	Income (Loss) From Before Income Taxes (Benefits)	(67)	3	241	(2)	175
(18)	Income taxes (benefits)	(24)	1	89	3	69
(19)	Net Income (Loss)	$(43)	$2	$152	$(5)	$106

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    13

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Mar. 31, 2016	Dec. 31, 2015
Current Assets:
Cash and cash equivalents	$146	$131
Receivables	1,594	1,595
Other	1,490	1,314
Total Current Assets	3,230	3,040

Property, Plant and Equipment	37,644	37,214
Investments	2,886	2,788
Deferred Charges and Other Assets	8,935	9,052
Total Assets	$52,695	$52,094

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,355	$1,166
Short-term borrowings	2,125	1,708
Accounts payable	1,000	1,075
Other	1,909	1,653
Total Current Liabilities	6,389	5,602

Capitalization:
Total equity	12,464	12,422
Long-term debt and other long-term obligations	18,878	19,099
Total Capitalization	31,342	31,521
Noncurrent Liabilities	14,964	14,971
Total Liabilities and Capitalization	$52,695	$52,094

General Information
	Three Months Ended March 31
	2016	2015
Debt redemptions	$(31)	$(48)
Short-term borrowings increase	$425	$760
Property additions	$698	$668

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facilities
	As of March 31		As of December 31
	2016	% Total	2015	% Total
Total Equity (GAAP)	$12,464	35%	$12,422	35%
Non-cash Charges / Non-cash Write Downs*	2,077	6%	2,077	6%
Accumulated Other Comprehensive Income	(179)	(1)%	(171)	(1)%
Adjusted Equity (Non-GAAP)**	14,362	40%	14,328	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,878	52%	19,099	54%
Currently Payable Long-term Debt (GAAP)	1,355	4%	1,166	3%
Short-term Borrowings (GAAP)	2,125	6%	1,708	5%
Reimbursement Obligations	54	—%	54	—%
Guarantees of Indebtedness	325	1%	328	1%
Less Securitization Debt	(887)	(3)%	(919)	(3)%
Adjusted Debt (Non-GAAP)**	21,850	60%	21,436	60%

Adjusted Capitalization (Non-GAAP)**	$36,212	100%	$35,764	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through March 31, 2016, as required by the FE Credit Facilities, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facilities. These financial measures, as calculated in accordance with the FE Credit Facilities, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facilities require FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    14

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended
	March 31
	2016	2015
Cash flows from operating activities
Net income	$328	$222
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization (1)	455	425
Deferred purchased power and other costs	(10)	(31)
Deferred income taxes and investment tax credits, net	206	127
Deferred costs on sale leaseback transaction, net	12	12
Retirement benefits	16	(4)
Pension trust contributions	(160)	(143)
Commodity derivative transactions, net	(64)	2
Changes in working capital and other	(145)	(417)
Cash flows provided from operating activities	638	193
Cash flows provided from financing activities	242	560
Cash flows used for investing activities	(865)	(748)
Net change in cash and cash equivalents	$15	$5

(1) Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangible assets, debt related costs, deferred advertising costs and other assets.

Liquidity position as of March 31, 2016

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,369
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,452
FET(2)	Revolving	March 2019	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,821
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	146
		Total:	$6,000	$3,967

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    15

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31
(MWH in thousand)		2016	2015	Change

Ohio	- Residential	4,456	5,096	-12.6%
	- Commercial	3,711	3,905	-5.0%
	- Industrial	5,011	5,186	-3.4%
	- Other	85	85	0.0%
	Total Ohio	13,263	14,272	-7.1%
Pennsylvania	- Residential	5,087	5,987	-15.0%
	- Commercial	3,242	3,435	-5.6%
	- Industrial	5,010	5,135	-2.4%
	- Other	30	30	0.0%
	Total Pennsylvania	13,369	14,587	-8.3%
New Jersey	- Residential	2,154	2,449	-12.0%
	- Commercial	2,162	2,278	-5.1%
	- Industrial	547	553	-1.1%
	- Other	21	21	0.0%
	Total New Jersey	4,884	5,301	-7.9%
Maryland	- Residential	971	1,139	-14.7%
	- Commercial	519	555	-6.5%
	- Industrial	386	364	6.0%
	- Other	4	4	0.0%
	Total Maryland	1,880	2,062	-8.8%
West Virginia	- Residential	1,668	1,891	-11.8%
	- Commercial	926	959	-3.4%
	- Industrial	1,423	1,502	-5.3%
	- Other	7	7	0.0%
	Total West Virginia	4,024	4,359	-7.7%
Total Residential		14,336	16,562	-13.4%
Total Commercial		10,560	11,132	-5.1%
Total Industrial		12,377	12,740	-2.8%
Total Other		147	147	0.0%

Total Distribution Deliveries		37,420	40,581	-7.8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    16

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended March 31
	2016	2015	Normal
Composite Heating-Degree-Days	2,536	3,362	2,841
Composite Cooling-Degree-Days	2	—	2

Shopping Statistics (Based on MWH)	Three Months Ended March 31
	2016	2015

OE	78%	77%
Penn	60%	56%
CEI	83%	82%
TE	76%	74%
JCP&L	50%	50%
Met-Ed	66%	63%
Penelec	68%	68%
PE(1)	45%	42%
WP	63%	59%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended March 31
	2016	2015
Generation Capacity Factors:
Nuclear	88%	91%
Fossil - Baseload	45%	63%
Fossil - Load Following	41%	48%

Generation Fuel Rate:
Nuclear	$6.83	$7.22
Fossil	$25	$28
Total Fleet	$16	$18

Generation Output Mix:
Nuclear	52%	47%
Fossil - Baseload	33%	39%
Fossil - Load Following	7%	7%
Peaking/CT/Hydro	8%	7%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    17

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended March 31
Contract Sales	2016	2015	Change
POLR	2,552	4,822	(2,270)

Structured Sales	3,896	3,089	807

Direct - MCI / LCI	3,794	7,249	(3,455)

Governmental Aggregation	3,569	4,598	(1,029)

Mass Market	703	1,435	(732)

Total Contract Sales	14,514	21,193	(6,679)

Wholesale Spot Sales	1,913	63	1,850

Purchased Power
- Bilaterals	636	606	30
- Spot	1,351	3,661	(2,310)
Total Purchased Power	1,987	4,267	(2,280)

Generation Output
- Fossil	7,294	9,146	(1,852)
- Nuclear	7,750	7,952	(202)
- RMR / Deactivated Units (1)	—	671	(671)
Total Generation Output	15,044	17,769	(2,725)

(1) Includes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    18

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2016				Three Months Ended March 31, 2015

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,869	$—		$3,869	$3,897	$1	(a)	$3,898

	Expenses
(2)	Fuel	381	(8)	(c)	373	513	(22)	(b,c)	491
(3)	Purchased power	1,124	—		1,124	1,113	—		1,113
(4)	Other operating expenses	918	3	(a,d)	921	1,057	(24)	(a,d,g)	1,033
(5)	Provision for depreciation	329	—		329	319	—		319
(6)	Amortization of regulatory assets, net	61	—		61	32	(1)	(a)	31
(7)	General taxes	280	—		280	269	—		269
(8)	Total Expenses	3,093	(5)		3,088	3,303	(47)		3,256
(9)	Operating Income	776	5		781	594	48		642

	Other Income (Expense)
(10)	Investment income	28	7	(e,f)	35	17	11	(e,f)	28
(11)	Interest expense	(288)	—		(288)	(279)	—		(279)
(12)	Capitalized financing costs	25	—		25	34	—		34
(13)	Total Other Expense	(235)	7		(228)	(228)	11		(217)

(14)	Income Before Income Taxes	541	12		553	366	59		425
(15)	Income taxes	213	3		216	144	21		165
(16)	Net Income	$328	$9		$337	$222	$38		$260

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.09 per share), ($61) million included in "Other operating expenses". 2015 ($0.02 per share), $1 million included in "Revenues"; ($14) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net".

(b)	Plant deactivation costs: 2015 ($0.02 per share), ($11) million included in "Fuel".
(c)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($11) million included in "Fuel".
(d)	Mark-to-market adjustments: 2016 (($0.09) per share), $64 million included in "Other operating expenses". 2015, ($2) million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2016, ($2) million included in "Investment income". 2015 ($0.01 per share), $4 million included in "Investment income".
(f)	Trust securities impairment: 2016 ($0.01 per share), $9 million included in "Investment income". 2015 ($0.01 per share), $7 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($8) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 424 million shares in the first three months of 2016 and 421 million shares in the first three months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    19

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2016				Three Months Ended March 31, 2015

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,521	$—		$2,521	$2,562	$1	(a)	$2,563

	Expenses
(2)	Fuel	139	—		139	146	—		146
(3)	Purchased power	926	—		926	975	—		975
(4)	Other operating expenses	648	(61)	(a)	587	597	(13)	(a)	584
(5)	Provision for depreciation	169	—		169	172	—		172
(6)	Amortization of regulatory assets, net	59	—		59	29	(1)	(a)	28
(7)	General taxes	185	—		185	190	—		190
(8)	Total Expenses	2,126	(61)		2,065	2,109	(14)		2,095
(9)	Operating Income	395	61		456	453	15		468

	Other Income (Expense)
(10)	Investment income	11	1	(b)	12	13	1	(b)	14
(11)	Interest expense	(147)	—		(147)	(144)	—		(144)
(12)	Capitalized financing costs	4	—		4	8	—		8
(13)	Total Other Expense	(132)	1		(131)	(123)	1		(122)

(14)	Income Before Income Taxes	263	62		325	330	16		346
(15)	Income taxes	98	22		120	122	6		128
(16)	Net Income	$165	$40		$205	$208	$10		$218

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.09 per share), ($61) million included in "Other operating expenses". 2015 ($0.02 per share), $1 million included in "Revenues"; ($13) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net".

(b)	Trust securities impairment: 2016 $1 million included in "Investment income". 2015 $1 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 424 million shares in the first three months of 2016 and 421 million shares in the first three months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    20

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2016			Three Months Ended March 31, 2015

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$275	$—	$275	$238	$—	$238

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	36	—	36	35	—	35
(5)	Provision for depreciation	43	—	43	37	—	37
(6)	Amortization of regulatory assets, net	2	—	2	3	—	3
(7)	General taxes	41	—	41	24	—	24
(8)	Total Expenses	122	—	122	99	—	99
(9)	Operating Income	153	—	153	139	—	139

	Other Income (Expense)
(10)	Investment income	—	—	—	—	—	—
(11)	Interest expense	(43)	—	(43)	(39)	—	(39)
(12)	Capitalized financing costs	7	—	7	14	—	14
(13)	Total Other Expense	(36)	—	(36)	(25)	—	(25)

(14)	Income Before Income Taxes	117	—	117	114	—	114
(15)	Income taxes	43	—	43	42	—	42
(16)	Net Income	$74	$—	$74	$72	$—	$72

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    21

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2016				Three Months Ended March 31, 2015

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$1,304	$—		$1,304	$1,435	$—		$1,435

	Expenses
(2)	Fuel	242	(8)	(c)	234	367	(22)	(b,c)	345
(3)	Purchased power	350	—		350	398	—		398
(4)	Other operating expenses	321	64	(d)	385	519	(11)	(a,d,g)	508
(5)	Provision for depreciation	102	—		102	96	—		96
(6)	Amortization of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	39	—		39	41	—		41
(8)	Total Expenses	1,054	56		1,110	1,421	(33)		1,388
(9)	Operating Income	250	(56)		194	14	33		47

	Other Income (Expense)
(10)	Investment income	15	6	(e,f)	21	12	6	(f)	18
(11)	Interest expense	(47)	—		(47)	(48)	—		(48)
(12)	Capitalized financing costs	11	—		11	10	—		10
(13)	Total Other Expense	(21)	6		(15)	(26)	6		(20)

(14)	Income (Loss) Before Income Taxes (Benefits)	229	(50)		179	(12)	39		27
(15)	Income taxes (benefits)	85	(19)		66	(4)	14		10
(16)	Net Income (Loss)	$144	$(31)		$113	$(8)	$25		$17

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)	Plant deactivation costs: 2015 ($0.02 per share), ($11) million included in "Fuel".
(c)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($11) million included in "Fuel".
(d)	Mark-to-market adjustments: 2016 (($0.09) per share), $64 million included in "Other operating expenses". 2015 ($2) million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2016 ($2) million included in "Investment income".
(f)	Trust securities impairment: 2016 ($0.01 per share), $8 million included in "Investment income". 2015 ($0.01 per share), $6 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($8) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 424 million shares in the first three months of 2016 and 421 million shares in the first three months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    22

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2016			Three Months Ended March 31, 2015

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$(231)	$—	$(231)	$(338)	$—		$(338)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(152)	—	(152)	(260)	—		(260)
(4)	Other operating expenses	(87)	—	(87)	(94)	—		(94)
(5)	Provision for depreciation	15	—	15	14	—		14
(6)	Amortization of regulatory assets, net	—	—	—	—	—		—
(7)	General taxes	15	—	15	14	—		14
(8)	Total Expenses	(209)	—	(209)	(326)	—		(326)
(9)	Operating Loss	(22)	—	(22)	(12)	—		(12)

	Other Income (Expense)
(10)	Investment income (loss)	2	—	2	(8)	4	(a)	(4)
(11)	Interest expense	(51)	—	(51)	(48)	—		(48)
(12)	Capitalized financing costs	3	—	3	2	—		2
(13)	Total Other Expense	(46)	—	(46)	(54)	4		(50)

(14)	Loss Before Income Taxes	(68)	—	(68)	(66)	4		(62)
(15)	Income tax benefits	(13)	—	(13)	(16)	1		(15)
(16)	Net Loss	$(55)	$—	$(55)	$(50)	$3		$(47)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), $4 million included in "Investment income (loss)".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 424 million shares in the first three months of 2016 and 421 million shares in the first three months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    23

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended March 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income - GAAP	$165	$74	$144	$(55)	$328

2016 Basic EPS (avg. shares outstanding 424M)	$0.39	$0.18	$0.34	$(0.13)	$0.78
Excluding Special Items:
Regulatory charges	0.09	—	—	—	0.09
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Total Special Items	$0.09	$—	$(0.07)	$—	$0.02
Basic EPS - Operating (Non-GAAP)	$0.48	$0.18	$0.27	$(0.13)	$0.80

Three Months Ended March 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income (Loss) - GAAP	$208	$72	$(8)	$(50)	$222

2015 Basic EPS (avg. shares outstanding 421M)	$0.50	$0.17	$(0.02)	$(0.12)	$0.53
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	—	0.01	0.01
Retail repositioning charges	—	—	0.01	—	0.01
Total Special Items	$0.02	$—	$0.06	$0.01	$0.09
Basic EPS - Operating (Non-GAAP)	$0.52	$0.17	$0.04	$(0.11)	$0.62

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2016                    24

Recent Developments

Financial Matters
Dividend
On March 15, 2016, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable June 1, 2016, to shareholders of record as of May 6, 2016.

Operational Matters
Davis-Besse Refueling Outage
On March 26, 2016, the 908-MW Davis-Besse Nuclear Power Station began a scheduled refueling and maintenance outage. While the unit is offline, about a third of the unit's 177 fuel assemblies will be replaced as well as replacement of two of the unit’s four reactor coolant pump motors. Preventative maintenance and safety inspections to ensure continued safe and reliable operations will also be performed on major components including various pumps, valves, reactor vessel, steam generators and the cooling tower.

FE's Ohio Utilities Auction
On April 13, 2016, FE's Ohio Utilities (Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company) conducted a competitive bidding process to procure full-requirements electric generation service for their Standard Service Offer customers for the delivery period June 2016 through May 2019.
The auction was the first in a series of various auctions as part of ESP IV and resulted in a 12-month winning bid price of $48.46 per MWH, a 24-month winning bid price of $49.36 per MWH and a 36-month winning bid price of $50.49 per MWH.

Regulatory Matters
ESP IV Update
On March 31, 2016, the Public Utilities Commission of Ohio (PUCO) approved, with certain modifications, Powering Ohio's Progress, FE’s Ohio Utilities’ ESP IV. ESP IV, as approved, is the result of a comprehensive settlement reflecting the diverse interests and concerns of 20 signatories, including the PUCO staff.
ESP IV will establish electric service for customers over an eight-year period from June 1, 2016 through May 31, 2024. It outlines a series of steps to help safeguard customers against rising energy prices in future years, preserve key power plants that serve Ohio customers, reinstate energy efficiency programs, evaluate smart grid technologies, and includes a goal to reduce carbon dioxide (CO2) emissions companywide by at least 90 percent below 2005 levels by 2045.
ESP IV includes a retail rate stability provision related to a Purchase Power Agreement (PPA) between FES and FE’s Ohio Utilities for an eight-year delivery period that begins on June 1, 2016. Under the PPA, the Ohio Utilities will purchase from FES the output of the Davis-Besse Nuclear Power Station, W.H. Sammis Plant and the FES entitlement in the output of Ohio Valley Electric Corporation units, and sell the capacity, energy and ancillary services into the wholesale markets of PJM Interconnection L.L.C. (PJM), with the difference being applied as either a charge or credit to customers. This arrangement will keep a diverse set of fuel sources available to generate

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electricity, rather than risking additional plant closures that put Ohioans at risk of higher energy prices in the years ahead.
On January 27, 2016, certain parties filed a complaint with the FERC against FES and FE’s Ohio Utilities that requests review of the PPA under the Federal Power Act. FES and the Ohio Utilities responded to the complaint on February 23, 2016 and March 9, 2016. In a separate proceeding, on March 21, 2016, a number of generation owners filed with FERC a complaint against PJM requesting that FERC expand the Minimum Offer Price Rule in the PJM Open Access Transmission Tariff to prevent the alleged artificial suppression of prices in the PJM capacity markets by state-subsidized generation, in particular alleged subsidization that could result from the PPA and other similar agreements. FE’s Ohio Utilities responded to the complaint on April 11, 2016 and April 20, 2016. In addition to these proceedings, opponents have expressed an intention to challenge, in the courts and/or before FERC, the PPA or PUCO approval of the ESP IV. Management intends to vigorously defend against such challenges.

Ohio Utilities Energy Efficiency Filings
On April 15, 2016, FE's Ohio Utilities filed an application for approval of their three-year energy efficiency portfolio plans for the period from January 1, 2017 through December 31, 2019. The plans as proposed comply with benchmarks contemplated by SB310 and provisions of the ESP IV, and include a portfolio of energy efficiency programs targeted to a variety of customer segments, including residential customers, low income customers, small commercial customers, large commercial and industrial customers and governmental entities. The Ohio Utilities anticipate the cost of the plans will be approximately $323 million over the life of the portfolio plans and these costs are expected to be recovered through the Ohio Utilities’ existing rate mechanisms.

New Jersey Rate Case Filing
In April 2016, Jersey Central Power & Light Company intends to file tariffs with the New Jersey Board of Public Utilities (NJBPU) proposing a general rate increase associated with its distribution operations. The filing will request approval to increase annual operating revenues by approximately $142.1 million based upon a hybrid test year for the twelve months ending June 30, 2016. JCP&L will request new rates take effect in January 2017.

Pennsylvania Rate Case Filings
In April 2016, each of the Pennsylvania Utilities (Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), Pennsylvania Power Company (PP), and West Penn Power Company (WP)) intends to file tariffs with the Pennsylvania Public Utility Commission (PPUC) proposing general rate increases associated with their distribution operations. The filings will request approval to increase annual operating revenues by approximately $140.2 million at ME, $158.8 million at PN, $42.0 million at PP, and $98.2 million at WP, based upon fully projected future test years for the twelve months ending December 31, 2017. The new rates are expected to take effect in January 2017.

Mid-Atlantic Interstate Transmission (MAIT) Update
On February 18, 2016, FERC issued an order approving the MAIT transaction.
On February 24, 2016, the NJBPU issued an order concluding that MAIT does not satisfy the "electricity distribution" element necessary for "public utility" status. On April 22, 2016, JCP&L and MAIT filed a supplemental petition and testimony seeking to include certain JCP&L distribution

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assets in the transfer to satisfy this "electricity distribution" element necessary for a “public utility” in accordance with the NJBPU’s prior order.
On March 4, 2016, a Joint Petition for Full Settlement related to PN and ME requesting authorization to contribute their transmission assets to MAIT was submitted to the PPUC for consideration and approval. On April 18, 2016, the ALJs issued an Initial Decision approving the Joint Petition for Full Settlement without modifications. A final decision from the PPUC is expected by mid-2016.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV (ESP IV) in Ohio, specifically related to a complaint filed at the Federal Energy Regulatory Commission (FERC) against FirstEnergy Solutions Corp., The Cleveland Electric Illuminating Company, Ohio Edison Company, and The Toledo Edison Company that request FERC review the Electric Security Plan IV Purchase Power Agreement (ESP IV PPA) under Section 205 of the Federal Power Act, and other future complaints or challenges that could impact the ESP IV and the ESP IV PPA; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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